As filed with the Securities and Exchange Commission on March 22, 2002.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                 March 21, 2002


                            Darden Restaurants, Inc.
             (Exact name of registrant as specified in its charter)


      Florida                           1-13666                59-330593
(State or other jurisdiction   (Commission file number)    (IRS employer
       of incorporation)                                  identification No.)



                 5900 Lake Ellenor Drive, Orlando, Florida 32809
                    (Address of principal executive offices)



               Registrant's telephone number, including area code:
                                 (407) 245-4000



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.        Other Events.
               ------------

               On March 21, 2002, the Registrant issued a news release entitled "Darden Restaurants Reports 35% EPS Growth In The Third Quarter; Board Declares 3-For-2 Stock Split," and a copy is being filed herewith as Exhibit 99.


Item 7.        Financial Statements and Exhibits.
               ---------------------------------

               (c)      Exhibits.

                        Exhibit Number
                        (by reference to
                         Item 601 of
                         Regulation S-K)     Description
                         --------------      -----------

                                 99 Press Release dated March 21, 2002, entitled "Darden Restaurants Reports 35% EPS Growth In The Third Quarter; Board Declares 3-For-2 Stock Split."






















                                        2



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  March 21, 2002                                 DARDEN RESTAURANTS, INC.



                                                 By:   /s/ Paula J. Shives
                                                       _________________________
                                                       Paula J. Shives
                                                       Senior Vice President,
                                                       General Counsel and
                                                       Secretary



























                                        3


                                INDEX TO EXHIBITS


Exhibit Number           Description of Exhibit
--------------           ----------------------

      99 Press Release dated March 21, 2002, entitled Darden Restaurants Reports 35% EPS Growth In The Third Quarter; Board Declares 3-For-2 Stock Split."

                                                                     EXHIBIT 99

[OBJECT OMITTED]

Red Lobster(R)Olive Garden(R)Bahama Breeze(R)Smokey Bones BBQ(R)
   www.darden.com
                                                      NEWS/INFORMATION
                                                      Corporate Relations
                                                      P.O. Box 593330
                                                      Orlando, FL  32859
                                       Contacts:
                                       (Analysts) Matthew Stroud  (407) 245-5550
                                       (Media)    Rick Walsh      (407) 245-5366
FOR RELEASE
March 21, 2002
4:30 PM EST

         DARDEN RESTAURANTS REPORTS 35% EPS GROWTH IN THE THIRD QUARTER;
                       BOARD DECLARES 3-FOR-2 STOCK SPLIT

ORLANDO, FL -Darden Restaurants, Inc. today reported that exceptionally strong same-restaurant sales growth at Red Lobster and Olive Garden led to record third quarter earnings per diluted share of 54 cents, a 35% increase from prior year. Total sales were $1.1 billion for the quarter ending February 24, 2002, a 14.7% increase over the prior year. Last year, the Company's third quarter earnings per diluted share were 40 cents on total sales of $988.6 million.

Darden also reported that its Board of Directors approved a 3-for-2 stock split, which will take the form of a 50% stock dividend to shareholders of record as of the close of business on April 10, 2002, with a payable date of May 1, 2002. Cash will be paid in lieu of fractional shares. Common share and earnings per share data included in this release have not been adjusted for the impacts of the stock split. The Board of Directors also declared a 4 cents per share dividend to be paid on a pre-split basis on May 1, 2002, to shareholders of record on April 10, 2002.

"This has been an extraordinary quarter, substantially exceeding our long-term financial goals," said Joe R. Lee, Chairman and Chief Executive Officer. "We had all-time third quarter highs in sales and earnings, despite the economic and social uncertainty the nation continued to face. Our results demonstrate that we operate in a strong industry, and that we have a powerful combination of the right brands, strategies and people to offer consumers excellent dining experiences at great value. Red Lobster and Olive Garden's same-restaurant sales results for the quarter are testaments to their teams' operating excellence and success in building and maintaining consumer trust. Bahama Breeze and Smokey Bones BBQ Sports Bar also have terrific teams who have generated great consumer excitement, and they are committed to sustained operating excellence as they expand. I believe Darden is firmly on a path to becoming the best company in casual dining, now and for generations."

                                     -MORE-

Highlights for the quarter ended February 24, 2002, include the following:

o Earnings after tax for the quarter were $66.2 million, or 54 cents per diluted share, on sales of $1.1 billion. Last year, earnings after tax in the third quarter were $49.5 million, or 40 cents per diluted share, on sales of $988.6 million.

o Red Lobster led Darden with a 12.0% same-restaurant sales increase in the quarter, its 17th consecutive quarter of same-restaurant sales gains.

o Olive Garden reported its 30th consecutive quarter of same-restaurant sales growth, with a 9.8% increase.

o Bahama Breeze opened one new restaurant during the third quarter, bringing the total open to 26, and plans to open three more restaurants this fiscal year.

o Smokey Bones BBQ Sports Bar opened four restaurants during the third quarter, and one since the quarter ended, bringing the total in operation to 17. Smokey Bones BBQ plans to open two more restaurants this fiscal year.

o The Company purchased almost 2.8 million shares of its common stock in the quarter.

Operating Highlights

RED LOBSTER'S third quarter sales of $613.0 million were 13.6% above prior year, driven by its 12.0% increase in same-restaurant sales - the company's 17th consecutive quarter of same-restaurant sales growth. Last year, Red Lobster reported third quarter same-restaurant sales growth of 5.5%. This year's sales increase was primarily the result of same-restaurant guest count growth. Guests responded favorably to an attractive "All You Can Eat Shrimp" feature, which was priced at $12.99, and to the improvements in the Red Lobster dining experience. The increased sales, and lower food costs and marketing expenses as a percent of sales, enabled Red Lobster to achieve strong double-digit operating profit growth.

"It was another tremendous quarter at Red Lobster," said Dick Rivera, President of Red Lobster. "During this demanding period for our nation and our industry, the entire Red Lobster crew remained focused on our strategy of offering guests a fresh approach to casual dining, featuring great seafood, good times and hospitality. The strong sales and traffic growth we enjoyed this quarter are powerful evidence of the wonderful job our crew is doing to deliver on that strategy."

OLIVE GARDEN'S third quarter sales of $481.2 million were 13.9% above prior year, propelled by strong same-restaurant sales growth and the company's renewed focus on new restaurant growth. Olive Garden's 9.8% same-restaurant sales increase for the quarter represented its 30th consecutive quarter of comparable-restaurant sales growth, and follows a 5.6% increase in the third quarter last year. Olive Garden also operated 19 more restaurants during the quarter than in the same period last

                                     -MORE-
year. The healthy increase in sales from both existing restaurants and new restaurants combined with lower labor, restaurant and marketing expenses as a percent of sales to produce strong double-digit operating profit growth.

"We had another fabulous quarter," said Brad Blum, President of Olive Garden. "I'm so proud of how well our teams have responded to what has been a challenging business environment. Olive Garden is a distinctive and trusted brand. We are doing a better job than ever of providing guests with a genuine Italian dining experience. Our team truly believes that `When you are here, you are family', and it shows in the extraordinary food, service and atmosphere guests are experiencing in our restaurants."

BAHAMA BREEZE opened a new restaurant in Troy, MI (Detroit), during the quarter. It now operates 26 restaurants in 17 markets, and three more openings are scheduled for this fiscal year. Average sales per restaurant at Bahama Breeze continued to rebound from the lower second quarter levels experienced when travel safety concerns were most acute.

SMOKEY BONES BBQ SPORTS BAR opened four more restaurants in the third quarter, bringing the total number in operation at quarter end to 16. Since the end of the quarter, a new restaurant has opened in Bowling Green, KY. Two additional restaurants currently under construction are expected to open this fiscal year.


Other Actions

Darden continued its buyback of common stock, purchasing nearly 2.8 million shares in the third quarter. Cumulatively, since the initial authorization of its repurchase program in December 1995, the Company has repurchased 57.5 million shares from a total authorization of 64.6 million shares.

February 2002 Same-Restaurant Sales Results

Darden also reported same-restaurant sales results for the four-week February fiscal month that ended February 24, 2002. This period is the last month of the Company's fiscal 2002 third quarter.

Same-restaurant sales at Red Lobster were up 12% to 13% for the month, reflecting a 7% to 8% increase in guest counts, a 2% to 3% increase in pricing and a 2% to 3% increase because of menu mix changes. In the beginning of fiscal February, Red Lobster featured its "All You Can Eat Shrimp" promotion. The offering, which was priced at $12.99, started on January 7 and ended February
10. On February 18, Red Lobster began its popular Lobsterfest promotion. Lobsterfest started a week earlier this year than last year, when the entire promotion took place in the fiscal fourth quarter. In fiscal February last year, Red Lobster ran its "Pound of Crab for $10.99" promotion and same-restaurant sales were up 5% to 6%.


                                     -MORE-

Same-restaurant sales were up 6% to 7% at Olive Garden for fiscal February, driven by a 2% to 3% increase in guest counts, a 2% to 3% increase in pricing and a 1% increase from menu mix changes. This year on February 3rd, Olive Garden concluded its advertising of the Culinary Institute in Italy featuring Executive Chef Neri and her "Tortelloni di Fizzano" priced at $8.95. The company's "Seafood Alfredo and Chicken Alfredo" feature began on February 18 and will run through March 31, 2002. In fiscal February of last year, Olive Garden had two features, "Chicken Scampi" for $8.95 and "Seafood and Chicken Alfredo" without a price point, and its same-restaurant sales increased 6% to 7%.

At the end of its fiscal third quarter, Darden Restaurants, Inc., in Orlando, FL, owned and operated 1,193 Red Lobster, Olive Garden, Bahama Breeze and Smokey Bones BBQ Sports Bar restaurants in North America.

Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability of food and real estate, government regulation, construction costs, weather conditions and other factors discussed from time to time in reports filed by the company with the Securities and Exchange Commission.


                            DARDEN RESTAURANTS, INC.
                              NUMBER OF RESTAURANTS


        02/25/01                                                        02/24/02
        --------                                                        --------
             623               Red Lobster USA                               631
              32               Red Lobster Canada                             32
              --                                                              --
             655               Total Red Lobster                             663

             464               Olive Garden USA                              482
               5               Olive Garden Canada                             6
               -                                                               -
             469               Total Olive Garden                            488

              19               Bahama Breeze                                  26

               5               Smokey Bones BBQ                               16
          ------                                                           -----

           1,148               Total Restaurants                           1,193


                                      -END-

                            DARDEN RESTAURANTS, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                      (In Thousands, Except per Share Data)
                                   (Unaudited)

                                                                  13 Weeks Ended                          39 Weeks Ended

                                                             2/24/2002          2/25/2001              2/24/2002          2/25/2001
                                                             ---------          ---------              ---------          ---------
Sales                                                       $1,134,388           $988,635             $3,229,382         $2,938,798
Costs and Expenses:
  Cost of sales:
     Food and beverage                                         350,310            313,242              1,015,204            942,640
     Restaurant labor                                          358,327            313,930              1,020,134            935,469
     Restaurant expenses                                       160,710            141,897                468,518            417,198
       Total Cost of Sales                                     869,347            769,069              2,503,856          2,295,307
  Selling, general and administrative                          111,284             98,455                324,379            303,755
  Depreciation and amortization                                 41,865             37,092                122,436            108,517
  Interest, net                                                  9,116              8,528                 26,372             22,579
  Restructuring credit (1)                                                                                -2,269
           Total Costs and Expenses                          1,031,612            913,144              2,974,774          2,730,158
Earnings before Income Taxes                                   102,776             75,491                254,608            208,640
Income Taxes                                                   -36,556            -25,964                -89,769            -72,651
Net Earnings                                                   $66,220            $49,527               $164,839           $135,989

Net Earnings per Share (2):
  Basic                                                          $0.57              $0.41                  $1.41              $1.13
  Diluted                                                        $0.54              $0.40                  $1.34              $1.10

Average Number of Common Shares Outstanding (2):
  Basic                                                        116,700            119,800                116,900            120,400
  Diluted                                                      123,000            124,000                122,600            124,100

Note:
(1) Earnings before restructuring credit were as follows:

                                                                  13 Weeks Ended                           39 Weeks Ended

                                                             2/24/2002          2/25/2001              2/24/2002          2/25/2001
                                                             ---------          ---------              ---------          ---------
Pretax Earnings before Restructuring Credit                   $102,776            $75,491               $252,339           $208,640
Income Taxes                                                   -36,556            -25,964                -88,894            -72,651

Earnings before Restructuring Credit                           $66,220            $49,527               $163,445           $135,989


Earnings per Share before Restructuring Credit (2):
  Basic                                                          $0.57              $0.41                  $1.40              $1.13
  Diluted                                                        $0.54              $0.40                  $1.33              $1.10

(2) Common share and earnings per share data have not been adjusted for the impact of the stock split payable on May 1, 2002 to shareholders of record on April 10, 2002.


                            DARDEN RESTAURANTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                                              (Unaudited)                        (Unaudited)
                                                                                2/24/2002                          5/27/2001
                                                                                ---------                          ---------
ASSETS
Current Assets:
   Cash and cash equivalents                                                      $37,144                            $61,814
   Receivables                                                                     29,485                             32,870
   Inventories                                                                    229,427                            148,429
   Net assets held for disposal                                                    10,579                             10,087
   Prepaid expenses and other current assets                                       16,727                             26,942
   Deferred income taxes                                                           50,538                             48,000
       Total Current Assets                                                       373,900                            328,142
Land, Buildings and Equipment                                                   1,870,658                          1,779,515
Other Assets                                                                      153,201                            108,877
       Total Assets                                                            $2,397,759                         $2,216,534

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                                              $174,394                           $156,859
   Short-term debt                                                                 62,700                             12,000
   Current portion of long-term debt                                                2,640                              2,647
   Accrued payroll                                                                 88,770                             82,588
   Accrued income taxes                                                            47,185                             47,698
   Other accrued taxes                                                             29,081                             27,429
   Other current liabilities                                                      268,584                            225,037
       Total Current Liabilities                                                 $673,354                           $554,258
Long-term Debt                                                                    513,053                            517,927
Deferred Income Taxes                                                             106,728                             90,782
Other Liabilities                                                                  19,780                             20,249
       Total Liabilities                                                       $1,312,915                         $1,183,216

Stockholders' Equity:
   Common stock and surplus                                                    $1,463,190                         $1,405,799
   Retained earnings                                                              692,323                            532,121
   Treasury stock                                                              -1,007,760                           -840,254
   Accumulated other comprehensive income                                         -14,282                            -13,102
   Unearned compensation                                                          -46,644                            -49,322
   Officer notes receivable                                                        -1,983                             -1,924
       Total Stockholders' Equity                                              $1,084,844                         $1,033,318
             Total Liabilities and Stockholders' Equity                        $2,397,759                         $2,216,534


                            DARDEN RESTAURANTS, INC.
                   THIRD QUARTER FY 2002 FINANCIAL HIGHLIGHTS
                      (In Millions, Except per Share Data)
                                   (Unaudited)


                                                                 13 Weeks Ended                            39 Weeks Ended

                                                             2/24/2002          2/25/2001              2/24/2002          2/25/2001
                                                             ---------          ---------              ---------          ---------

Sales                                                         $1,134.4             $988.6               $3,229.4           $2,938.8

Net Earnings (1)                                                 $66.2              $49.5                 $164.8             $136.0

Net Earnings per Share (1) (2):
  Basic                                                          $0.57              $0.41                  $1.41              $1.13
  Diluted                                                        $0.54              $0.40                  $1.34              $1.10

Average Number of Common Shares Outstanding (2):
  Basic                                                          116.7              119.8                  116.9              120.4
  Diluted                                                        123.0              124.0                  122.6              124.1

Note:
(1) Earnings before restructuring credit were as follows:

Earnings before Restructuring Credit                             $66.2              $49.5                 $163.4             $136.0

Earnings per Share before Restructuring Credit (2):
   Basic                                                         $0.57              $0.41                  $1.40              $1.13
   Diluted                                                       $0.54              $0.40                  $1.33              $1.10

(2) Common share and earnings per share data have not been adjusted for the impact of the stock split payable on May 1, 2002 to shareholders of record on April 10, 2002.

